UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e) Resignation of Chief Executive Officer

On November 1, 2021, Andover National Corporation (the “Company”) and Jeffrey C. Piermont, the Company’s President and Chief Operating Officer, mutually agreed to Mr. Piermont’s resignation as President and Chief Operating Officer and his separation of employment from the Company, effective as of December 31, 2021 (the “Separation”). Mr. Piermont also resigned as a member of the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Piermont’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

In connection with the Separation, the Company, Mr. Piermont and Mr. Peter A. Cohen, the Company’s Executive Chairman of the Board and Chief Executive Officer, have agreed to the terms of a Separation Agreement and Release of All Claims (the “Separation Agreement”), dated November 1, 2021. The Separation Agreement includes a mutual release by each of the Company, Mr. Cohen and Mr. Piermont of claims against the Company, Mr. Cohen, Mr. Piermont and certain related parties. In connection with his entry into the Separation Agreement, Mr. Piermont agreed that he would continue to be subject to the Agreement Regarding Assignment of Inventions, Confidentiality, Non-Competition, and Non-Solicitation between Mr. Piermont and the Company with certain modifications to the non-competition obligations as set forth in the Separation Agreement. The Separation Agreement also includes certain affirmative covenants binding on Mr. Piermont, including, without limitation, a covenant to reasonably cooperate with the Company in connection with any matter, litigation or other proceeding arising out of or relating to matters of which Mr. Piermont was involved, both before and after the date of the Separation.

Pursuant to the terms of the Separation Agreement and provided that he complies with the terms of the Separation Agreement, Mr. Piermont shall be entitled to a lump sum severance payment of $330,000, subject to entering into a second waiver and release on the date of Separation.

In addition, in connection with the Separation, Mr. Piermont has agreed to sell all of his shares of Class B Common Stock of the Company to The Peter A. Cohen Revocable Trust (the “Sale”).  Immediately following the Sale, The Peter A. Cohen Revocable Trust intends to voluntarily convert all shares of Class B Common Stock into shares of Class A Common Stock such that following the Sale, there will be 3,696,326 shares of the Company’s Class A Common Stock and no shares of the Company’s Class B Common Stock outstanding.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibits

10.1	Separation Agreement and Release of All Claims, dated November 1, 2021, between the Company and Jeffrey C. Piermont.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: November 1, 2021	By:	/s/ Peter A. Cohen
Name: Peter A. Cohen Title: Chief Executive Officer